UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                                FORM 10/A
                            Amendment No. 1


              GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

                     Commission file number  000-52132
                                             ---------

                       Dragon Acquisition Corporation
          ----------------------------------------------------
         (Exact name of registrant as specified in its charter)


           Cayman Islands                          N/A
  ----------------------------             -------------------
  (State or other jurisdiction               (I.R.S. Employer
 of incorporation or formation)            Identification Number)


     c/o Nautilus Global Partners, LLC
          700 Gemini, Suite 100
              Houston, Texas                      77058
 --------------------------------------          --------
(Address of principal executive offices)        (Zip Code)



  Registrant's telephone number, including area code: 281-488-3883

                           Copies to:
                    Lawrence G. Nusbaum, Esq.
              Gusrae, Kaplan, Bruno & Nusbaum PLLC
                         120 Wall Street
                       New York, NY 10005
                         (212) 269-1400

   Securities to be registered under Section 12(b) of the Act:

         Title of each class            Name of Exchange on which to
                                      be so registered each class is
                                             to be registered

                None                                   N/A


Securities to be registered under Section 12(g) of the Exchange Act:



                Ordinary Shares, par value $0.001
--------------------------------------------------------------------
                       Title of each class

ITEM 1. DESCRIPTION OF BUSINESS

General

     Dragon Acquisition Corporation ("we", "us", "our", the "Company" or "Dragon") was organized under the laws of the Cayman Islands on March 10, 2006. Since inception, we have been engaged in organizational efforts and obtaining initial financing. We are a blank check development stage company formed for the purpose of acquiring, through a stock exchange, asset acquisition or similar business combination an operating business. We have not conducted negotiations or entered into a letter of intent concerning any target business.

Plan of Operation

     We do not currently engage in any business activities that generate revenue and do not expect to generate revenue until such time as we have successfully completed a business combination. Our operations will consist entirely of identifying, investigating and conducting due diligence on potential businesses for acquisition, none of which will generate revenues. In addition to the costs that we have incurred in connection with our formation and the filing of this registration statement, including legal, accounting and auditing fees, we expect to incur costs associated with identifying acquisition targets and completing necessary due diligence.

     We believe we will be able to meet the costs of these activities through use of funds that we have raised in private sales of our ordinary shares, also referred to as common shares. If we require additional funds, we will seek additional investments from our shareholders, management or other investors.

Narrative Description of Business

     Although we have not identified or entered into any agreements with a potential target business to date, we intend to focus on targets located primarily in Asia, South America and Eastern Europe, as we believe that businesses with operating history and growth potential in these locations could benefit significantly from access to the United States capital markets and may offer the potential of capital appreciation stemming from economic growth in such emerging markets.

     The analysis of business opportunities will be undertaken by or under the supervision of our officer and directors who will have a large amount of flexibility in seeking, analyzing and participating in potential business opportunities. In our efforts to analyze potential acquisition targets, we will consider the following kinds of factors:

  *  Potential  for   growth,   indicated   by   new  technology,
     anticipated market expansion or new products;
  * Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;
  * Strength and diversity of management, either in place or scheduled for recruitment;
  *  Capital requirements and anticipated availability of required funds;
  *  The extent to which the business opportunity can be advanced;
  *  The    accessibility   of   required   management  expertise,
     personnel, raw materials, services, professional assistance and other required items; and
  *  Other relevant factors.

     In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. If necessary, we will retain third party consultants to aid us in our evaluation of potential targets, provided that we have the necessary capital available.

     We anticipate that the selection of a business combination will be complex and extremely risky. In addition, we believe that as a result of general economic conditions, shortages of available capital, the attractiveness of obtaining access to United States capital markets, and the perceived benefits of becoming a publicly traded company, that there may be numerous firms seeking business combination partners such as ourselves, thus adding to the complexity.

Competition

     In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are numerous blank check companies that have gone public in the United States that have significant financial resources, that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional blank check companies that are still in the registration process or are about to file registration statements, both under the Securities and Exchange Act and under the Securities Act. Additionally, we may be subject to competition from other companies looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors.

     While we believe there may be numerous potential target businesses that we could acquire with our currently available funds, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business.

     Our management believes, however, that our status as a reporting entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms. We also believe that because we are incorporated in the Cayman Islands we may be attractive from a tax perspective to potential targets operating outside of the United States, as the majority of non-operating companies that are seeking reverse merger candidates are incorporated in the United States, which potentially adds an additional layer of taxation.

     Further, if we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Forms of Acquisition

     The structure of a potential business combination, either through an acquisition or a merger, will depend upon a number of factors, including, the nature of the target entity's ownership structure, its business structure and the relative negotiating strengths of the parties to the transaction. It is our intention to structure a business combination so that the consideration we offer the owners of the target company consists primarily of ordinary shares. Such a structure provides the benefit of conserving our capital, but has the potential drawback of resulting in our current shareholders no longer having control of a majority of our voting ordinary shares following such a transaction.

     If a business combination is structured as an acquisition, we may be able to structure the transaction so that the vote or approval by our shareholders is not required. If a business combination is structured as merger, then we may be required to call a shareholders' meeting and obtain the approval of the holders of a majority of the outstanding ordinary shares. The necessity to obtain such shareholder approval may result in delay and additional expense in the consummation of any proposed transaction and may also give rise to certain appraisal rights to dissenting shareholders. Accordingly, we will seek to structure any such transaction so as not to require shareholder approval.

     We currently anticipate that we will be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective shareholders, which is likely to occur if we offer our ordinary shares to obtain a target business. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

Employees

     We  presently have no employees apart from our officers.  We expect  no  significant changes in the number  of  our  employees
other   than  such  changes,  if  any,  incident  to  a  business
combination.

Available Information

      We have elected to file this Form 10 registration statement on a voluntary basis in order to become a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange
Act").

     As  a reporting company, we  will be  obligated to file with the  SEC  certain  interim and periodic reports in  including  an
annual   report  containing  audited  financial  statements,   as
required under the Exchange Act.

     The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

     We are not required to deliver an annual report to security holders and at this time we do not anticipate the distribution of such a report.


               ENFORCEABILITY OF CIVIL LIABILITIES

     We are incorporated in the Cayman Islands because our management believes that incorporation in the Cayman Islands offer a number of benefits, including, but not limited to, the following:

     *  political and economic stability;
     *  an effective judicial system;
     *  a favorable tax system;
     * the absence of exchange control or currency restrictions; and
     *  the availability of professional and support services.

     However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

     * the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and
     * Cayman Islands companies may not have standing to sue before the federal courts of the United States.

     We have been advised that there is uncertainty as to whether the courts of the Cayman Islands would:

     * recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

     *  entertain  original  actions  brought  in  the  Cayman
        Islands or China against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

     We have been advised that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

ITEM 1A.  RISK FACTORS

     An investment in our ordinary shares is extremely speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information contained in this registration statement before purchasing any of our securities. The risks and uncertainties set forth below are not the only ones facing us. Additional risks and uncertainties may also adversely impact our proposed business plan and prospects. In the event that any of the following risks actually materialize, our proposed business plan, and/or prospects would likely suffer significantly. In such event, you could lose all or a substantial part of the money that you paid for our ordinary shares.

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

     Because we are a recently formed development stage company with no operations and/or functions to date, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any negotiations regarding acquisitions and we have no current plans, arrangements or understandings with any prospective acquisition candidates.

We are dependent on the ability of management to locate, attract and effectuate a suitable acquisition candidate; management intends to devote only a limited amount of time to seeking a target company.

     The nature of our operations is highly speculative and there is a consequential risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of an identified business opportunity. We cannot assure you that we will be successful in locating candidates with established operating histories. In the event we complete a business combination with a privately held company, the success of our operations may be dependent upon management of the successor firm and numerous other factors beyond our control. While seeking a business combination, management anticipates devoting no more than a few hours per week to the Company's affairs. Our officers have not entered into written employment agreements with us and are not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

There is no public market for our ordinary shares.

     There is no public trading market for our ordinary shares and none is expected to develop unless and until, among other things, we complete an acquisition, file a selling shareholder registration statement under the Securities Act, and such ordinary shares are accepted for trading on a trading medium in the United States, the occurrence of any of which no assurances can be given when, if, or ever.

Because of our limited resources and intense competition for private companies suitable for an acquisition of the type contemplated by management, we may not be able to consummate an acquisition on suitable terms, if at all.

     We expect to encounter intense competition from other entities having business objectives similar to ours. The highly competitive market for the small number of business opportunities could reduce the likelihood of consummating a successful business combination. Many of the entities that we will be in competition with are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

We have no agreements for a business combination or other transaction.

     We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

     While seeking a business combination, management anticipates devoting no more than a few hours per week to the Company's affairs in total. Our officer has not entered into a written employment agreement with us and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

     Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

Our business will have no revenues unless and until we merge with or acquire an operating business.

     We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully merge with or acquire an operating business. Further, we anticipate that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention require the expenditure of significant financial resources. If we decide not to participate in a specific business opportunity, or if we fail to consummate a business combination, the costs incurred by us related to transaction may result in the loss of the related costs incurred.

We may require additional funds in order to operate a business that we acquire.

     Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks. If we obtain a business that requires additional capital that we cannot provide, it could have a material adverse effect on our business and could result in the loss of your entire investment.

We expect to issue additional ordinary shares in a merger or acquisition, which will result in substantial dilution.

     Our Memorandum of Association authorizes the issuance of a maximum of 50,000,000 ordinary shares. Any merger or acquisition effected by us may result in the issuance of additional securities without shareholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing shareholders.

We have not conducted any market research or identified business opportunities, which may affect our ability to identify a business to merge with or acquire.

     We have neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our shareholders.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange.

     Following a business combination, we may seek the listing of our common stock on NASDAQ or the American Stock Exchange. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the "pink sheets," where our shareholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

Our shareholders may face different considerations in protecting their interests because we are incorporated under Cayman Islands law.

   Our corporate affairs are governed by our Memorandum and Articles of Association, by the Companies Law (as revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law, the decisions of whose courts are of persuasive authority but are not binding on a court in the Cayman Islands. Cayman Islands law relating to the right of shareholders and the fiduciary duties of our directors may not be as established and may differ from provision under statutes or judicial precedent in existence in jurisdictions in the United States. As a result, our public shareholders may have more difficulty in protecting their interests in actions against the management, directors or our controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Judgments against us may be difficult or impossible to enforce in foreign jurisdictions.

   We are a Cayman Islands company and a substantial majority of our assets are located outside the U.S. In addition, a majority of our directors and officers reside outside the U.S. As a result,  it  may  not  be possible to effect service  of  process within the U.S. upon such persons, including with respect to matters arising under U.S. or foreign securities or other applicable laws. There is uncertainty as to whether the courts of the Cayman Islands, Hong Kong or China would recognize or enforce judgments of United States courts obtained against us or such persons based upon the civil liability provisions of the securities laws of the United States, or be competent to hear original actions based upon these laws. In addition, any judgments obtained in the U.S. against us, including judgments predicated on the civil liability provisions of the securities laws of the United States or any state thereof, may be not collectible within the U.S. Moreover, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts within the U.S., Japan or most western countries. Hong Kong has no arrangement for the reciprocal enforcement of judgments within the U.S. As a result, if you intend to enforce a judgment obtained in the U.S. against our assets located outside the U.S., such judgment may be subject to re-examination of the merits of the action by a foreign court and face additional procedures and other difficulties which would not be required for enforcement of such judgment in the U.S. Enforcing such judgments may be difficult or impossible.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

   We intend to effect a business combination with a company located outside of the United States. If we do so, we could be subject to special considerations and/or risks associated with companies operating in the target business' home jurisdiction, including any of the following:

     * rules and regulations or currency conversion or corporate withholding taxes on individuals;

     *  tariffs and trade barriers;

     *  regulations related to customs and import/export matters;

     *  longer payment cycles;

     * tax issues, such as tax law changes and variations in tax laws as compared to the United States;

     *  currency fluctuations;

     *  challenges in collecting accounts receivable;

     *  cultural and language differences; and

     *  employment regulations.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations, and those of the business that we acquired, could be materially adversely affected.


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


If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

   If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

Authorization of Preferred Shares.

     Our Memorandum of Association authorizes the issuance of up to 1,000,000 preference shares (to be referred to as preferred shares) with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of our ordinary shares. In the event of issuance, the preferred shares could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our Company. Although we have no present intention to issue any preferred shares, we cannot assure you that we will not do so in the future.

We may become a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S.
investors.

   Based on the nature of our business, we do not expect to be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our current taxable year. However, whether or not we are a PFIC for any taxable year will be based in part on the character of our income and assets and the value of our assets from time to time, which will be based in part on the trading price of our ordinary shares, once they commence trading, which may be volatile. Accordingly, it is possible that we may be a PFIC for any taxable year. If we were treated as a PFIC for any taxable year during which a U.S. investor held an ordinary share, certain adverse U.S. federal income tax consequences could apply to the U.S. investor. See "Taxation-United States Federal Income Taxation-Passive Foreign Investment Company Rules."

If we effect a business combination with a United States corporation we could face adverse tax effects under the United
States tax laws.

     Although we currently intend to focus on Asia, South America and Eastern Europe for potential business combination targets, if we were to effect a business combination with a U.S. corporation, such a combination could subject us to potentially adverse tax effects as a result of changes made to the U.S. Internal Revenue Code of 1986, as amended, by the American Jobs Creation Act of 2004 relating to the treatment of domestic business entities which expatriate from the United States to a foreign jurisdiction. These new provisions generally apply to the direct or indirect acquisition of substantially all of the properties of a domestic enterprise by a foreign corporation if there is at least 60% or 80% of continuing share ownership in the successor foreign entity by the former stockholders of the U.S. corporation and substantial business activities are not conducted in the jurisdiction in which such successor is created or organized. In the event we effected a business combination with a U.S. corporation, and were subsequently subject to these new rules, it could cause us to loose certain tax benefits, which could make the transaction more expense to us, which could have an adverse effect on our operations. See "Taxation - Certain Material United States Federal Income Tax Considerations - Tax Effects if we Acquire a U.S. Corporation"

If we are deemed to be a controlled foreign corporation, or CFC, we may be subject to certain U.S. income tax risks associated with the CFC rules under the U.S. Internal Revenue Code of 1986, as amended.

     We will be considered a CFC for any year in which our United States shareholders that each own (directly, indirectly or by attribution) at least 10% of our voting shares (each a "10% U.S. Holder") together own more than 50% of the total combined voting power of all classes of our voting shares or more than 50% of the total value of our shares. If we were classified as a CFC, such classification would have many complex results, one of which is that if you are a 10% U.S. Holder on the last day of our taxable year, you will be required to recognize as ordinary income your pro rata share of certain of our income (including both ordinary earnings and capital gains) for the taxable year, whether or not you receive any distributions on your ordinary shares during that taxable year.

    Although we do not believe that we are a CFC at this time, we cannot assure you that we will not be deemed to be a CFC in the future and, as a result, that these rules would then apply to holders of our ordinary shares. Accordingly, U.S. persons should consider the possible application of the CFC rules before making an investment in our ordinary shares. See "Certain Tax Considerations-Certain Material United States Federal Income Tax Considerations-Controlled Foreign Corporation Status and Related Consequences."

ITEM 2. FINANCIAL INFORMATION

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, contingent assets and liabilities and the related disclosures in the accompanying financial statements. Changes in these estimates and assumptions could materially affect our financial position, results of operations or cash flows. Management considers an accounting estimate to be critical if: (a) it requires assumptions to be made that were uncertain at the time the estimate was made, and (b) changes in the estimate or different estimates that could have been selected could have a material impact on our consolidated results of operations or financial condition. All other significant accounting policies that we employ are presented in the notes to the consolidated financial statements. The following discussion presents information about the nature of our most critical accounting estimates, our assumptions or approach used and the effects of hypothetical changes in the material assumptions used to develop each estimate.

Loss Per Common Share -

Basic loss per common share is based on the weighted effect of common shares issued and outstanding, and is calculated by dividing net loss by the weighted average shares outstanding during the period. Diluted loss per common share is calculated by dividing net loss by the weighted average number of common shares used in the basic loss per share calculation plus the number of common shares that would be issued assuming exercise or conversion of all potentially dilutive common shares outstanding. The Company does not present diluted earnings per share for years in which it incurred net losses as the effect is antidilutive.


At May 31, 2006 and September 12, 2006, there were no potentially dilutive common shares outstanding.


Income Taxes -

Dragon Acquisition Corporation was registered as an Exempted Company in the Cayman Islands, and therefore, is not subject to Cayman Island income taxes for 20 years from the Date of Inception. While the Company has no intentions of conducting business operations in the United States, the Company would be subject to United States income taxes based on activities occurring in the United States.

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. This statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. In assessing the realization of deferred tax assets, management considers whether it is likely that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during periods in which those temporary differences become deductible.

Recently Issued Accounting Pronouncements -

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Selected Financial Data

     The selected financial data presented below has been derived from our audited financial statements appearing elsewhere herein.



                                      Period from                  Period from
                                     March 10, 2006               March 10, 2006
                                  (Date of Inception)          (Date of Inception)
                                    to May 31, 2006             to June 30, 2006
                                  ------------------           ------------------
Revenues                                $      -                    $      -
Expenses                                   6,598                      13,665
Net Loss                                  (6,598)                    (13,665)
Basic and diluted loss per share        $   (.01)                   $   (.02)
                                        --------                    --------
Total Assets                            $ 43,600                    $ 43,600
                                        ========                    ========


Management's Discussion and Analysis of Financial Condition and
Results of Operations.

Disclosure Regarding Forward Looking Statements

     Statements, other than historical facts, contained in this Registration Statement on Form 10, including statements of potential acquisitions and our strategies, plans and objectives, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Although we believe that our forward looking statements are based on reasonable assumptions, we caution that such statements are subject to a wide range of risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are important factors that could cause actual results to differ materially from the forward looking statements, including, but not limited to; the effect of existing and future laws, governmental regulations and the political and economic climate of the United States; the effect of derivative activities; and conditions in the capital markets. In particular, careful consideration should be given to cautionary statements made in this Form 10 in the Risk Factors section. We undertake no duty to update or revise these forward-looking statements.

     When used in this Form 10, the words, "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including those discussed under Item 1A. "Risk Factors" and elsewhere in this Form 10.

General

     We are a development stage company formed solely for the purpose of identifying and entering into a business combination with a privately held business or company, domiciled and operating in an emerging market, that is seeking the advantages of being a publicly held corporation whose stock is eventually traded on a major United States stock exchange. We intend to focus on targets located primarily in Asia, South America and Eastern Europe, as we believe that businesses with operating history and growth potential in these locations would benefit significantly from access to the United States capital markets and may offer the potential of capital appreciation stemming from the economic growth in such emerging markets.

Plan of Operation

     As  of the date of this registration statement, we have  not engaged in any business activities that generate revenue. Our activities to date have been primarily focused upon our formation and raising capital. We have conducted private offerings of our ordinary shares, the proceeds of which we intend to use for payment of costs associated with formation, accounting and auditing fees, legal fees, and costs associated with identifying acquisition targets and completing necessary due diligence. In addition, we expect to incur costs related to filing periodic reports with the Securities and Exchange Commission.

     We believe we will be able to meet these costs for at least the next 12 months using the funds that we have raised through our private offerings. If necessary, we believe that we will be able to raise additional funds through additional private sales of ordinary shares, by obtaining loans from our shareholders, management or other investors.

     We may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Liquidity and Capital Resources


     As of May 31, 2006, we had $35,500 in cash available, and had current liabilities of $5,548 to a related party. As of June
30, 2006, we had $35,500 in cash available and had current liabilities of $9,548 to a related party and $4,067 to unrelated parties.


Quantitative Disclosures About Market Risk

     None.

ITEM 3.  DESCRIPTION OF PROPERTY

     We do not own or rent any property. We utilize the office space and equipment of our officer and directors at no cost.


ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
         MANAGEMENT

Security ownership of certain beneficial owners.


    The following table sets forth, as of September 12, 2006, the number of Ordinary Shares owned of record and beneficially by our executive officers, directors and persons who hold 5% or more of our outstanding Ordinary Shares.

Name and Address              Amount and Nature            Percentage
                                of Beneficial               of Class
                                  Ownership
------------------------------------------------------------------------
David Richardson*                   50,500                    3.9%
------------------------------------------------------------------------
------------------------------------------------------------------------
Joseph Rozelle*                          0                    0.0%
------------------------------------------------------------------------
------------------------------------------------------------------------
Nautilus Global Partners, LLC
700 Gemini, Suite 100
Houston, TX 77058                1,000,000                   78.0%
------------------------------------------------------------------------
------------------------------------------------------------------------
Mid-Ocean Consulting Limited
Bayside House
Bayside Executive Park
West Bay Street & Blake Road
Nassau, Bahamas                     50,000                    3.9%
------------------------------------------------------------------------
------------------------------------------------------------------------
All Officers and Directors
as a group (2 individuals)          50,500                    3.9%
------------------------------------------------------------------------
------------------------------------------------------------------------


* The address of Messrs. Richardson and Rozelle is c/o Nautilus Global Business Partners, 700 Gemini, Suite 100, Houston, Texas 77058.

ITEM 5.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     Our officers and directors and additional information concerning them are as follows:

 Name                   Age       Position
----------------------------------------------------------------
David Richardson        49        Director
----------------------------------------------------------------
Joseph Rozelle          33        President, Director
----------------------------------------------------------------

     David Richardson. David Richardson has been one of our directors since March 2006. Mr. Richardson is an Executive Director of Lighthouse Capital Insurance Company (Fortis' insurance affiliate in the Cayman Islands), and the President and CEO of Mid-Ocean Consulting Group Ltd., which guides both institutions and individuals on sophisticated international structuring and tax related strategies. From 2003 through 2005, Mr. Richardson served as the President of Oceanic Bank and Trust Limited's Insurance Specialty Unit. Prior thereto, in 1996, he became the Head of Private Banking for MeesPierson, a Dutch merchant/private bank in the Cayman Islands. Following that, he became the Managing Director for MeesPierson (Bahamas) Ltd. and Chairman of Lighthouse Capital Insurance Company. David Richardson began his professional career in the investment business over 20 years ago, working for one of Canada's preeminent investment houses; Walwyn, Stodgell, Cochrane and Murray (now Merrill Lynch Canada). In 1987 he joined the Bank of Bermuda in Bermuda as Portfolio Manager, where he personally oversaw the management of in excess of $350 million for the Bank's top tier clientele. From there he moved to the Bank of Bermuda's wholly owned trust subsidiary, Bermuda Trust Company serving as Assistant Manager and Director of Americas' marketing activities. Mr. Davidson is a graduate of the University of Toronto (Hon.BSc) with a post graduate degree from Northwestern University (NTS Graduate), as well as possessing a number of professional affiliations including a Member of STEP, the ITPA and the Bahamas International Insurance Association.

      Joseph Rozelle. Joseph Rozelle has been one of our directors since March 2006 and has served as our president since May 2006. Mr. Rozelle is currently the President of Nautilus Global Partners, a Limited Liability Company dedicated to facilitation of "going public" transactions for foreign and domestic operating companies on the public United States Exchanges. Prior to joining Nautilus in 2006, Mr. Rozelle was a consultant with Accretive Solutions, providing Sarbanes-Oxley Compliance consulting and other accounting related consulting services. Prior thereto, Mr. Rozelle worked with Momentum Equity Group, LLC and Momentum Bio Ventures as a Principal Analyst beginning in the spring of 2002 and winter of 2003, respectively. At Momentum, Mr. Rozelle was responsible for financial modeling, due diligence, and preparation of investment summaries for client companies. Prior to joining Momentum, Mr. Rozelle was an associate with Barclays Capital in the Capital Markets Group, specializing in asset securitization. Prior thereto, he was the Assistant Vice President of Planning and Financial Analysis for a regional commercial bank and was responsible for all of the corporate financial modeling, risk analysis, mergers and acquisition evaluation, and corporate budgeting. Before his tenure in commercial banking, Mr. Rozelle served as a senior auditor with Arthur Andersen, where he was involved in a variety of filings with the SEC involving corporate mergers, spin-offs, public debt offerings, and annual reports. Mr. Rozelle holds a Bachelors of Business Administration degree from the University of Houston and a Masters of Business Administration degree from the Jesse H. Jones School of Management at Rice University. In addition, he is a Certified Public Accountant in the State of Texas. Mr. Rozelle is also the sole director and sole executive officer of VPGI, Inc, a public corporation.


     Each of our directors is elected by holders of a majority of the ordinary shares to serve for a term of one year and until his successor is elected and qualified, which is generally at the annual meeting of shareholders. Officers serve at the will of the board, subject to possible future employment agreements which would establish term, salary, benefits and other conditions of employment. No employment agreements are currently contemplated.

Significant Employees

     None

Family Relationships

     None

Involvement in Certain Legal Proceedings.

     There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of our Company during the past five years.

Board Committees

     Our Board of Directors has no separate committees and our Board of Directors acts as the Audit Committee. We do not have a qualified financial expert serving on our Board of Directors.

Involvement of Officers and Directors in Blank Check Companies

   Other than as set forth below, none of our officers or directors has been or currently is a principal of, or affiliated with, a blank check company.

   Messrs. Richardson and Rozelle are currently serving on the boards of directors for the following entities, each incorporated under the laws of the Cayman Islands:


     *  Tiger Growth Corporation;

     *  Emerald Acquisition Corporation;
     *  Ruby Growth Corporation; and
     *  Matador Acquisition Corporation

   Each of the forgoing entities was formed in March 2006, for the purpose of engaging in an acquisition or business combination of an operating business.


ITEM 6.  EXECUTIVE COMPENSATION

     None of our officers or directors has received any cash remuneration since inception. Officers will not receive any
remuneration  until  the  consummation  of  an  acquisition.   No
remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. None of the officers and directors intends to devote more than a few hours a week to our affairs.

     It is possible that, after we successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our
management  for  the  purposes  of  providing  services  to   the
surviving entity.

     We have not adopted retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our employees.

     There   are   no  understandings  or  agreements   regarding
compensation  our  management  will  receive  after  a   business
combination that is required to be included in this table, or otherwise.


ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On April 10, 2006, we issued 1,000,000 and 50,000 ordinary shares to Nautilus Global Partners and Mid-Ocean Consulting Limited (collectively, the "Founders") at a price of $0.001 per share. Mr. Rozelle, one of our directors is the President of Nautilus Global Partners, LLC.

     All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested "independent" directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

ITEM 8.  LEGAL PROCEEDINGS

     We are not party to any legal proceedings.


ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON
         EQUITY AND RELATED STOCKHOLDER MATTERS.

     Our ordinary shares have not been listed for trading on the OTC Bulletin Board or on any stock exchange and we do not anticipate applying for listing on any exchange until after such time that we have completed a business acquisition.

     As of May 31, 2006, there were approximately 357 record holders of 1,227,500 Ordinary Shares.

     We have not paid any cash dividends to date and we do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize available funds for development of our business.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

     On April 10, 2006, we issued 1,000,000 ordinary shares to Nautilus Venture Partners and 50,000 shares to Mid-Ocean Consulting Limited, for aggregate consideration of $1,050 at a purchase price of $.001 per share. Such shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals and entities. No underwriting discounts or commissions were paid with respect to such sales.

     On May 31, 2006, we sold 177,500 ordinary shares to 355 offshore private investors in lots of 500 shares each at $0.20 per share, for aggregate consideration of $35,500. No underwriting discounts or commissions were paid with respect to such sales.

     As of May 31, 2006, we had 54,000 ordinary shares subscribed to an additional 108 offshore private investors in lots of 500 shares each at $0.20 per share for aggregate consideration of $10,800. The ordinary shares were sold pursuant to Regulation S under the Securities Act. No underwriting discounts or commissions were paid with respect to such sales. As of the June 21, 2006, funds from 81 of the offshore private investors totaling $8,100 for 40,500 of the shares subscribed had been received. All of the 54,000 shares subscribed at May 31, 2006 have been issued as of September 12, 2006.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

General

     We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association and the Companies Law (2004 Revision) of the Cayman Islands, or the Companies Law. The following are summaries of material provisions of our memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares. We have filed copies of our complete memorandum and articles of association and the form of our new amended and restated articles of association as exhibits to this registration statement. The following summary description relating to our share capital does not purport to be complete and is qualified in its entirety by our memorandum and articles of association attached as an exhibit hereto.


    As of April 10, 2006 our authorized share capital consists of 50,000,000 ordinary shares, par value $0.001 per share and 1,000,000 preference shares, par value $0.001 per share. As of September 12, 2006, there are 1,281,500 ordinary shares outstanding and no preference shares outstanding.


Ordinary Shares

Voting

     Holders of ordinary shares are entitled to one vote for each ordinary share on all matters to be voted on by the shareholders. Holders of ordinary shares do not have cumulative voting rights. Holders of ordinary shares are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Dragon, the holders of ordinary shares are entitled to share pro rata all assets remaining after payment in full of all liabilities.

     Holders of ordinary shares have no preemptive rights to purchase ordinary shares. There are no conversion or redemption rights or sinking fund provisions with respect to the ordinary shares.

Dividends

     The  holders  of  our ordinary shares are entitled  to  such dividends as may be declared by our board of directors. We have not paid any dividends on our ordinary shares to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Preferred Shares

      We are authorized to issue 1,000,000 blank check preferred shares $0.001 par value per share with designations, rights and preferences determined from time to time by our Board of Directors.



                             TAXATION

   The following summary of the material Cayman Islands and United States federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date hereof, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws.

         Certain Cayman Islands Taxation Considerations

   The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

   Pursuant  to  Section  6  of  the Tax  Concessions  Law  (1999
Revision) of the Cayman Islands, we have obtained an undertaking from the Governor-in-Council:

     * that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciation shall apply to us or our operations; and

     * that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on the shares, debentures or other of our obligations.

   The undertaking for us is for a period of 20 years from inception.


Certain Material United States Federal Income Tax Considerations

     The following is a discussion of the material U.S. federal income tax considerations applicable to the purchase, ownership and disposition of ordinary shares by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). This discussion deals only with our ordinary shares held as capital assets by holders. This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of our ordinary shares by investors in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to certain types of investors subject to special treatment under U.S. federal income tax laws, such as the following:

     1.   brokers or dealers in securities or currencies;
     2.   financial institutions;
     3.   pension plans;
     4.   regulated investment companies;
     5.   real estate investment trusts;
     6.   cooperatives;
     7.   tax-exempt entities;
     8.   insurance companies;
     9. persons holding common shares as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;
     10. traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
     11.  persons liable for alternative minimum tax;
     12.  U.S. expatriates;
     13. partnerships or entities or arrangements treated as partnerships or other pass through entities for U.S. federal tax purposes (or investors therein); or
     14. U.S. Holders (as defined below) whose "functional currency" is not the U.S. dollar.

     Furthermore, this discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. This discussion does not address any state, local or non-U.S. tax considerations.

     For purposes of this discussion, you will be considered a "U.S. Holder" if you beneficially own our ordinary shares and you are for U.S. federal income tax purposes one of the following:

     *  a citizen or an individual resident of the United States;
     * a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
     * an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
     * a trust if you (i) are subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of your substantial decisions or (ii) have a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

     You will be considered a "Non-U.S. Holder" if you beneficially own our ordinary shares and your are not a U.S. Holder or a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes. If you are a
partnership  or  other  entity  or  arrangement  treated   as   a
partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners generally will depend upon the status of such partners and your activities.

We urge you to consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our ordinary shares, as well as any consequences to you arising under state, local and non-U.S. tax laws.

Consequences to U.S. Holders

     The following discussion applies to you only if you are a U.S. Holder.

Dividends

     Subject to the passive foreign investment company rules and the controlled foreign corporation rules discussed below, distributions of cash or property that we pay in respect of our common shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) and will be includible in your gross income upon receipt and taxed at ordinary rates applicable to ordinary income. Distributions to you in excess of our earnings and profits will be treated first as a return of capital (with a corresponding reduction in your tax basis in the common shares) to the extent of your tax basis in the common shares on which the distribution was made, and then as capital gain from the sale or exchange of such common shares. We expect that our distributions will not be eligible for the dividends-received deduction for corporate U.S. Holders or constitute "qualified dividend income" (which is taxable at the rates generally applicable to long-term capital gains) for U.S. Holders taxed as individuals.

     Subject to applicable limitations, dividends that are "qualified dividend income" paid to a U.S. Holder who is an individual, trust or estate, or a "U.S. Individual Holder," in taxable years beginning before January 1, 2009, will be taxable at a maximum rate of 15%. In order to be treated as "qualified dividend income" and taxable to such U.S. Individual Holders at preferential tax rates the following conditions must be satisfied: (1) the ordinary shares must be readily tradable on an established securities market in the United States (such as the Nasdaq National Market); (2) we are not a passive foreign investment company for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are or will be); (3) the U.S. Individual Holder has owned the ordinary shares for the required holding period set forth under the Code; and (4) the U.S. Individual Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. There is no assurance that any dividends paid on our ordinary shares will be eligible for these preferential rates in the hands of a U.S. Individual Holder. Any dividends we pay which are not eligible for these preferential rates will be taxed to a U.S. Individual Holder at regular rates applicable to ordinary income. Legislation has been recently introduced in the United States Senate which, if enacted in its present form, would preclude our dividends from qualifying for such preferential rates prospectively from the date of enactment.

Sale, Exchange or Other Taxable Disposition of Common Shares

     Subject to the passive foreign investment company rules and the controlled foreign corporation rules discussed below, upon the sale, exchange or other taxable disposition of ordinary shares, you will recognize capital gain or loss equal to the difference between the amount realized on such sale, exchange or taxable disposition and your tax basis in the common shares sold. Such gain or loss generally will be long-term capital gain or loss if your holding period with respect to such common shares is more than one year at the time of its disposition. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Rules

     Special United States tax rules apply to a company that is considered a passive foreign investment company, or PFIC. Under these rules, we will be classified as a PFIC for United States federal income tax purposes in any taxable year in which either:

     * at least 75% of our gross income for the taxable year is passive income; or

     *  at  least  50%  of  the gross value, determined  on  the
        basis   of  a  quarterly  average,  of  our  assets   is
        attributable to assets that produce or are held for the production of passive income.

Passive income generally includes dividends, interest, royalties, rents (not including certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a foreign corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation's income.

   We do not expect to be a PFIC for our 2006 tax year or in the foreseeable future. We expect to conduct our affairs in a manner so that we will not qualify as a PFIC in the foreseeable future. Our determination of whether we are a PFIC is, however, not binding on the U.S. Internal Revenue Service (the "IRS"). We cannot assure you that we will not be a PFIC in any future year.

   If we are treated as a PFIC, and you are a U.S. Holder that does not make a mark-to-market election, as described below, you will be subject to special rules with respect to:

     * any gain you realize on the sale or other disposition of your ordinary shares; and
     * any excess distribution that we make to you (generally, any distributions to you during a single taxable year that are greater than 125% of the average annual distributions received by you in respect of the ordinary shares during the three preceding taxable years or, if shorter, your holding period for the ordinary shares or ordinary shares).

Under these rules:

     * the gain or excess distribution will be allocated ratably over your holding period for the ordinary shares;
     * the amount allocated to the taxable year in which you realized the gain or excess distribution will be taxed as ordinary income;
     * the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year; and
     * the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

   Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.

   If you own ordinary shares in a PFIC that are treated as marketable stock, you may make a mark-to-market election. If you make this election, you will not be subject to the PFIC rules described above. Instead, in general, you will include as ordinary income each year the excess, if any, of the fair market value of your ordinary shares at the end of the taxable year over your adjusted basis in your ordinary shares. These amounts of ordinary income will not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. You will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of your ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. Your gain, if any, recognized upon the sale of your ordinary shares will be taxed as ordinary income.

   In addition, notwithstanding any election you make with regard to the ordinary shares, dividends that you receive from us will not constitute qualified dividend income to you if we are a PFIC either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the 15% maximum rate applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for United States federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income.

   If you own ordinary shares during any year that we are a PFIC, you must file IRS Form 8621.

   You should consult your own tax advisor regarding the application of the PFIC rules to our ordinary shares in your particular circumstances, including the availability of making an election to avoid adverse United States federal income tax consequences under the PFIC rules in the event we are determined to be a PFIC in a future year.


Controlled   Foreign   Corporation   Status   and   Related   Tax
Consequences

     We believe that we are not currently, and will not be considered in the future, a "controlled corporation" Or CFC, for U.S. federal income tax purposes. However, since our status as a CFC depends upon the ownership of our ordinary shares, there can be no assurance that we will not be deemed a CFC in the future. We will be considered a CFC for any year in which U.S. Holders that each own (directly, indirectly or by attribution) at least 10% of our voting shares (each a "10% U.S. Holder") together own more than 50% of the total combined voting power of all classes of our voting shares or more than 50% of the total value of our shares. If we were classified as a CFC, such classification would have many complex results, one of which is that if you are a 10% U.S. Holder on the last day of our taxable year, you will be required to recognize as ordinary income your pro rata share of certain of our income (including both ordinary earnings and capital gains) for the taxable year, whether or not you receive any distributions on your ordinary shares during that taxable year. In addition, special foreign tax credit rules would apply. Your adjusted tax basis in your ordinary shares would be increased to reflect any taxed but undistributed earnings and profits. Any distribution of earnings and profits that previously had been taxed would result in a corresponding reduction in your adjusted tax basis in your ordinary shares and would not be taxed again when you receive such distribution. Subject to a special limitation in the case of individual 10% U.S. Holders that have held their ordinary shares for more than one year, if you are a 10% U.S. Holder, any gain from disposition of your ordinary shares will be treated as dividend income to the extent of accumulated earnings attributable to such ordinary shares during the time you held such ordinary shares.

   If in any given year we are deemed to be both a PFIC and a CFC, if you are a 10% U.S. Holder, would be subject to the CFC rules and not the PFIC rules with respect to your ownership of ordinary shares.

   You   should  consult  your  own  tax  advisor  regarding  the
application of the CFC rules to our ordinary shares in your particular circumstances, in the event that we are determined to be a CFC in a future year.


Tax Effects if we Acquire a U.S. Corporation

     The American Jobs Creation Act of 2004 added Section 7874 to the Code which applies to domestic business entities which expatriate from the United States to a foreign jurisdiction, which is referred to as an "inversion". Although we currently do not intend to acquire a U.S. Corporation, if we did affect such an acquisition, we could become subject to certain adverse U.S. federal income tax consequences under the new provisions of
Section 7874 of the Code. These new provisions generally apply to the direct or indirect acquisition of substantially all of the properties of a domestic enterprise by a foreign corporation if there is at least 60% or 80% of continuing share ownership in the successor foreign entity by the former stockholders of the U.S. corporation and substantial business activities are not conducted in the jurisdiction in which such successor is created or organized.

     In cases where the ownership continuity by the former U.S. corporation shareholders is between 60% and 80%, Section 7874 of the Code operates to increase the tax cost of the inversion transaction by denying the U.S. corporation the use of its tax attributes (such as net operating losses) and by imposing a tax on certain income received from related entities during the 10 year period following the inversion transaction. In cases where the ownership continuity by the former U.S. corporation shareholders in the new foreign parent is 80% or more, the new rules deny the traditional benefits of an inversion transaction because they provide that the new foreign parent will, for all tax purposes, be treated as a U.S. corporation.


Information Reporting and Backup Withholding

     In general, information will be reported to the IRS each year regarding the amount of any dividends on our ordinary shares and the proceeds of any sale of our ordinary shares paid to you during such year unless you are an exempt recipient (such as a corporation). A backup withholding tax will apply to such payments if you fail to provide your taxpayer identification number or to make required certifications or you have been notified by the IRS that you are subject to backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided that you timely furnish the required information to the IRS.

     If you are a U.S. Holder that owns more than 10% of the aggregate value of our ordinary shares (or you are one of our officers or directors and you are a United States citizen or resident) you may be required to file an information return on IRS Form 5471. A U.S. Holder that purchases ordinary shares with cash generally will be required to file Form 926 with the IRS if
(i) immediately after the transfers such investor holds, directly or indirectly, at least 10% of our voting shares, or (ii) the amount of cash transferred in exchange for ordinary shares during the 12-month period ending on the date of the transfer exceeds $100,000. In the event a U.S. Holder fails to file any such required form, such holder could be required to pay a substantial penalty. In addition, depending on your particular circumstances, you may be required to file certain other IRS information returns with respect to an investment in ordinary shares.


Consequences to Non-U.S. Holders

     The following discussion applies you only if you are a Non-U.S. Holder. Special rules may apply to you if you are a CFC or a PFIC or are otherwise subject to special treatment under the Code. In such case, you should consult your own tax advisor to determine the U.S. federal, state, local and non-U.S. tax consequences that may be relevant to you with respect to an investment in ordinary shares.


Dividends

     You generally will not be subject to U.S. federal income tax or withholding tax on dividends received from us with respect to the ordinary shares, unless that income is effectively connected with your conduct of a trade or business in the United States. If you are entitled to the benefits of a U.S. income tax treaty with respect to those dividends, that income is generally taxable only if it is attributable to a permanent establishment maintained by you in the United States.

Sale, Exchange or Other Taxable Disposition of Common Shares

     You generally will not be subject to U.S. federal income tax or withholding tax with respect to any gain recognized on a sale, exchange or other taxable disposition of shares of our ordinary shares unless:

     * the gain is effectively connected with your conduct of a trade or business in the United States, or, if certain tax treaties apply, is attributable to a permanent establishment you maintain in the United States; or
     * if you are an individual and you are present in the United States for 183 or more days in the taxable year of the sale, exchange or other taxable disposition, and you meet certain other requirements

     If you are an individual and are described in the first bullet above, you will be subject to tax on any gain derived from the sale, exchange or other taxable disposition of common shares under regular graduated U.S. federal income tax rates. If you are an individual and are described in the second bullet above, you will be subject to a flat 30% tax on any gain derived from the sale, exchange or other taxable disposition of common shares that may be offset by U.S. source capital losses (even though you are not considered a resident of the United States). If you are a corporation and are described in the first bullet above, you will be subject to tax on your gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to the branch profits tax on your effectively connected earnings and profits for the taxable year, which would include such gain, at a rate of 30%, or at such lower rate as may be specified by an applicable income tax treaty.

Information Reporting and Backup Withholding

     You may be required to establish your exemption from information reporting and backup withholding by certifying your status on IRS Form W-8BEN, W-8ECI or W-8IMY, as applicable.

     If you are a Non-U.S. Holder and you sell your common shares to or through a U.S. office of a broker, the payment of the proceeds is subject to both U.S. backup withholding and information reporting unless you certify that you are a non-U.S. person, under penalties of perjury, or you otherwise establish an exemption. If you sell your common shares through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then information reporting and backup withholding generally will not apply to that payment. However, U.S. information reporting requirements, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made to you outside the United States, if you sell your common shares through a non-U.S. office of a broker that is a U.S. person or that has some other contacts with the United States. Such information reporting requirements will not apply, however, if the broker has documentary evidence in its records that you are a non-U.S. person and certain other conditions are met, or you otherwise establish an exemption.

     The IRS may make information reported to you and the IRS available under the provisions of an applicable income tax treaty to the tax authorities in the country in which you reside. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, if any, provided the required information is timely furnished by you to the IRS. You should consult your own tax advisors regarding the filing of a U.S. tax return for claiming a refund of any such backup withholding.


ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may beheld by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own willful negligence or default.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

   The financial statements required to be included in this registration statement appear at the end of the registration statement beginning on page F-1.

ITEM 14.  CHANGES  IN  AND  DISAGREEMENTS  WITH  ACCOUNTANTS  ON
          ACCOUNTING AND FINANCIAL DISCLOSURE.

     There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, practices or financial statement disclosure.


ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.


(a) Financial Statements:

The list of audited financial statements as of May 31, 2006 filed as part of this registration statement is provided on page F-1.
A list of financial statements as of June 30, 2006 filed as part of this registration statement is provided on page F-10.


(b)  Exhibits:


 Exhibit
 Number    Description

 3.1       Amended and Restated Memorandum of Association (1)
 3.2       Memorandum of Association (1)
 3.3       Articles of Association (1)

(1)	     Previously Filed

                 Dragon Acquisition Corporation
                  (A Development Stage Company)


                  Index to Financial Statements

                                                                   PAGE
                                                                   ----

Report of Independent Registered Public Accounting Firm............ F-2

Balance Sheet as of May 31, 2006................................... F-3

Statement of Operations for the period March 10, 2006 (date of inception) through May 31, 2006.................................. F-4

Statement of Shareholders' Equity for the period March 10, 2006
  (date of inception) through May 31, 2006......................... F-5

Statement of Cash Flows for the period March 10, 2006 (date of inception) through May 31, 2006.................................. F-6

Notes to Financial Statements...................................... F-7

    Report of Independent Registered Public Accounting Firm


The Board of Directors and Shareholders
Dragon Acquisition Corporation:

We have audited the accompanying balance sheet of Dragon Acquisition Corporation (the Company) (a development stage company) as of May 31, 2006, and the related statements of operations, shareholders' equity, and cash flows for the period from inception (March 10, 2006) through May 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dragon Acquisition Corporation as of May 31, 2006, and the results of its operations and its cash flows for the period from inception (March 10, 2006) through May 31, 2006, in conformity with generally accepted accounting principles in the United States of America.

The accumulated deficit during the development stage for the period from date of inception through May 31, 2006 is $6,598.

Helin, Donovan, Trubee & Wilkinson, LLP




/s/Helin, Donovan, Trubee & Wilkinson, LLP
------------------------------------------
June 21, 2006
Houston, Texas

                  Dragon Acquisition Corporation
                  (A Development Stage Company)
                          Balance Sheet

                       As of May 31, 2006


ASSETS

Current assets
  Cash                                                       $  35,500
  Accounts receivable                                            8,100
                                                              --------
  Total assets                                               $  43,600
                                                              ========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Payable to affiliate                                       $   5,548
                                                              --------
  Total current liabilities                                      5,548
                                                              --------

Commitments and contingencies  <Note 7>                              -
                                                              ========

Shareholders' equity
   Preferred stock, $0.001 par value, 1,000,000
     shares authorized, none issued and outstanding                  -
   Common stock, $0.001 par value, 50,000,000 shares
     authorized, 1,227,500 shares issued and outstanding         1,228
   Additional paid in capital                                   35,322
   Common stock subscribed                                      10,800
   Subscriptions receivable                                     (2,700)
   Deficit accumulated during the development stage             (6,598)
                                                              --------
   Total shareholders' equity                                   38,052
                                                              --------
                                                             $  43,600
                                                              ========


The accompanying notes are an integral part of these financial statements.

                 Dragon Acquisition Corporation
                  (A Development Stage Company)
                     Statement of Operations

               For the period from March 10, 2006
           (Date of Inception) through May 31, 2006


Revenues                                            $       -
                                                    ---------
Expenses
  Formation and other costs                             6,598
                                                    ---------
  Total expenses                                        6,598
                                                    ---------
  Loss before income taxes                             (6,598)

  Income tax expense (benefit)                              -
                                                    ---------
  NET LOSS                                          $  (6,598)
                                                     ========

Basic and diluted loss per share                    $    (.01)
                                                     ========
Weighted average common shares used in
  computing loss per share                            659,970
                                                     ========


The accompanying notes are an integral part of these financial statements.

                      Dragon Acquisition Corporation
                       (A Development Stage Company)
                     Statement of Shareholders' Equity

                    For the period from March 10, 2006
                   (Date of Inception) to May 31, 2006


                                                                                                               Deficit
                                                                                                             Accumulated
                                                                        Common                   Additional  during the
                             Preferred Stock        Common Stock        Stock     Subscriptions   Paid In    Development
                             Shares   Amount     Shares      Amount   Subscribed   Receivable     Capital       Stage       Totals
                             ------   ------  -----------  ---------  ----------  -------------  ----------  -----------  ---------

Founder shares issued at
April 10, 2006                    -   $    -    1,050,000  $   1,050  $        -   $        -    $       -   $        -  $   1,050
Shares issued during 2006
  at $0.20 per share              -        -      177,500        178           -            -       35,322            -     35,500
Shares subscribed                 -        -            -          -      10,800            -            -            -     10,800
Subscription receivable           -        -            -          -           -       (2,700)           -            -     (2,700)
Net loss                          -        -            -          -           -            -            -       (6,598)    (6,598)
                             ------   ------   ----------  ---------  ----------   ----------   ----------   ----------  ---------
Balance as of May 31, 2006        -   $    -    1,227,500  $   1,228  $   10,800   $   (2,700)  $   35,322   $   (6,598) $  38,052
                             ======   ======   ==========  =========  ==========   ==========   ==========   ==========  =========



The accompanying notes are an integral part of these financial statements.

                 Dragon Acquisition Corporation
                  (A Development Stage Company)
                     Statement of Cash Flows

               For the period from March 10, 2006
           (Date of Inception) through May 31, 2006

Cash flows from operating activities
  Net loss                                                    $   (6,598)

  Adjustments to reconcile net loss
    to net cash provided by operating activities:
    Stock issued to founder for payment of formation costs         1,050

  Changes in:

    Payable to affiliate                                           5,548
                                                              ----------
  Net cash provided by operating activities                            -
                                                              ----------

Cash flows from investing activities                                   -
                                                              ----------
  Net cash provided by investing activities                            -
                                                              ----------
Cash flows from financing activities
  Proceeds from the sale of common stock                          35,500
                                                              ----------
Net cash provided by financing activities                         35,500
                                                              ----------
Net increase in cash                                              35,500
Cash at beginning of the period                                        -
                                                              ----------

Cash at end of the period                                     $   35,500
                                                              ==========

Supplemental disclosures of cash flow information:

  Interest paid                                               $        -
                                                              ==========
  Income taxes paid                                                    -
                                                              ==========
  Noncash Transaction -
    Accounts Receivable arising from Common Stock Subscribed  $    8,100
                                                              ==========



The accompanying notes are an integral part of these financial statements.

                 Dragon Acquisition Corporation
                  (A Development Stage Company)
                 Notes to Financial  Statements

NOTE 1 - Organization, Business and Operations

On March 10, 2006, Dragon Acquisition Corporation (the "Company") was formed in the Cayman Islands with the objective to acquire, or merge with, a foreign operating business.

At  May  31,  2006, the Company had not yet commenced operations.
All  activity  from March 10, 2006 ("Date of Inception")  through
May 31, 2006 relates to the Company's formation. The Company selected December 31 as its fiscal year-end.

The Company, based on its proposed business activities, is a "blank check" company. The Securities and Exchange Commission defines such a company as "a development stage company" as it either has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and has issued `penny stock,' as defined in Rule 3a51-1 under the Securities Exchange Act of 1934. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in its securities, either debt or equity, until the Company concludes a business combination with an operating entity.

The Company was organized to acquire a target company or business seeking the perceived advantages of being a publicly-held company and, to a lesser extent, that desires to employ the Company's funds in its business. The Company's principal business objective for the next 12 months and beyond will be to achieve long-term growth potential through a business combination rather than short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location. The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company.

NOTE 2 - Summary of Significant Accounting Policies

Basis of Presentation

These financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles in the United State of America, whereby revenues are recognized in the period earned and expenses when incurred. The Company also follows Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting for Development Stage Enterprises" in preparing its financial statements.

Statement of Cash Flows

For purposes of the statement of cash flows, we consider all highly liquid investments (i.e., investments which, when purchased, have original maturities of three months or less) to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Loss Per Common Share

Basic loss per common share is based on the weighted effect of common shares issued and outstanding, and is calculated by dividing net loss by the weighted average shares outstanding during the period. Diluted loss per common share is calculated by dividing net loss by the weighted average number of common shares used in the basic loss per share calculation plus the number of common shares that would be issued assuming exercise or conversion of all potentially dilutive common shares outstanding. The Company does not present diluted earnings per share for years in which it incurred net losses as the effect is antidilutive.

At May 31, 2006, there were no potentially dilutive common shares outstanding.

Income Taxes

Dragon Acquisition Corporation was registered as an Exempted Company in the Cayman Islands, and therefore, is not subject to Cayman Island income taxes for 20 years from the Date of Inception. While the Company has no intention of conducting any business activities in the United States, the Company would be subject to United States income taxes based on such activities that would occur in the United States.

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." This statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. In assessing the realization of deferred tax assets, management considers whether it is likely that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during periods in which those temporary differences become deductible.

Fair Value of Financial Instruments

Our financial instruments consist of accounts receivable and a payable to an affiliate.

We believe the fair value of our accounts receivable and payable reflects their carrying amounts.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

NOTE 3 - Liquidity and Capital Resources

The Company has no revenues for the period from inception through May 31, 2006, and does not intend to realize revenues until the consummation of a merger with an operating entity. The Company's principal business objective for the next 12 months and beyond will be to achieve long-term growth potential through a business combination rather than short-term earnings. There can be no assurance that the Company will ever consummate the business combination; achieve or sustain profitability or positive cash flows from its operations, reduce expenses or sell common stock. To date, the Company has funded its formation activities primarily through issuances of its common stock and a payable to affiliate.

NOTE 4 - Payable to Affiliate

The Company has a payable to affiliate of $5,548 to a Founder of the Company. The payable is non-interest bearing and payable on demand.

NOTE 5 - Common Stock

On April 10, 2006, the Company was capitalized with 1,050,000 shares of its restricted common stock issued at par value of $0.001 per share, for consideration of $1,050 to its founding shareholders. This stock, along with a payable issued to the founder of $5,548, were the basis of the funding of the Company's $6,598 in
formation  costs.   On  May 31, 2006, the  Company  sold  177,500
shares of its restricted common stock for $35,500. The restricted common stock was sold to 355 offshore private investors pursuant to a Private Placement Offering in lots of 500 shares each at $0.20 per share. The Company also has shares subscribed to an additional 108 offshore private investors in lots of 500 restricted common shares each at $0.20 per share, resulting in an additional 54,000 shares subscribed as of May 31, 2006. The restricted common shares were sold pursuant to Regulation S under the Securities Act. No underwriting discounts or commissions were paid with respect to such sales. For the period from June
1, 2006 through the date of this report (June 21, 2006), funds from 81 offshore private investors totaling $8,100 for 40,500
additional shares subscribed had  been  received.   None of  the
54,000 shares subscribed at May 31, 2006 have been issued as of the date of this report.

NOTE 6 - Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, $0.001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At May 31, 2006, there was no preferred stock issued or outstanding.

NOTE 7 - Commitments and Contingencies

The Company may become subject to various claims and litigation. The Company vigorously defends its legal position when these matters arise. The Company is not a party to, nor the subject of, any material pending legal proceeding nor to the knowledge of the Company, are any such legal proceedings threatened against the Company.

                     Dragon Acquisition Corporation
                      (A Development Stage Company)


                      Index to Financial Statements


                                                                   PAGE
                                                                 --------

Balance Sheet as of June 30, 2006 (unaudited)                       F-11

Statement of Operations for the period March 10, 2006
  (date of inception) through June 30, 2006 and three
  months ended June 30, 2006 (unaudited)                            F-12

Statement of Shareholders' Equity for the period
  March 10, 2006 (date of inception) through May 31, 2006
  and June 30, 2006 (unaudited)                                     F-13

Statement of Cash Flows for the period March 10, 2006
  (date of inception) through June 30, 2006 and three
  months ended June 30, 2006 (unaudited)                            F-14

Notes to Financial Statements (unaudited)                           F-15

                  Dragon Acquisition Corporation
                  (A Development Stage Company)
                          Balance Sheet

                                                       June 30, 2006
                                                       -------------
ASSETS                                                  (unaudited)

Current assets
  Cash                                                     $  35,500
  Accounts receivable                                          8,100
                                                           ---------
  Total assets                                             $  43,600
                                                           =========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Payable to affiliate                                     $   8,548
  Accounts Payable                                             2,067
  Accrued Expenses                                             2,000
                                                           ---------
  Total current liabilities                                   12,615
                                                           ---------
Commitments and contingencies  <Note 7>
                                                           =========

Shareholders' equity
   Preferred stock, $0.001 par value, 1,000,000 shares
     authorized, none issued and outstanding                       -
   Common stock, $0.001 par value, 50,000,000 shares
     authorized, 1,227,500 shares issued and outstanding       1,228
   Additional paid in capital                                 35,322
   Common stock subscribed                                    10,800
   Subscriptions receivable                                   (2,700)

   Deficit accumulated during the development stage          (13,665)
                                                           ---------
   Total shareholders' equity                                 30,985
                                                           ---------
                                                           $  43,600
                                                           =========







The accompanying notes are an integral part of these financial statements.

                  Dragon Acquisition Corporation
                  (A Development Stage Company)
                    Statements of Operations

                                    Period from
                              March 10, 2006 (inception)  Three Months Ended
                                Through June 30, 2006       June 30, 2006
                                ---------------------       -------------
                                    (unaudited)              (unaudited)
Revenues
                                       $       -              $       -
                                       ---------              ---------
Expenses
  Formation and other costs               13,665                 13,665
                                       ---------              ---------
  Total expenses                          13,665                 13,665
                                       ---------              ---------

  Loss before income taxes               (13,665)               (13,665)

 Income tax expense (benefit)                  -                      -
                                       ---------              ---------
  NET LOSS                             $ (13,665)             $ (13,665)
                                       =========              =========

Basic and diluted loss per share       $    (.02)             $    (.01)
                                       =========              =========
Weighted average common shares used in
  computing loss per share               810,642              1,006,621
                                       =========              =========




The accompanying notes are an integral part of these financial statements.

                    Dragon Acquisition Corporation
                     (A Development Stage Company)
                  Statements of Shareholders' Equity
For the period from March 10, 2006 (Date of Inception) to June 30, 2006


                                                                                                                 Deficit
                                                                                                               Accumulated
                                                                          Common                   Additional   during the
                            Preferred Stock        Common Stock            Stock    Subscriptions   Paid In    Development
                          Shares     Amount     Shares       Amount     Subscribed   Receivable     Capital      Stage       Totals
                          ------     ------   ----------   ----------   ----------  ------------- -----------  -----------  --------
Founder shares issued
  at April 10, 2006           -      $    -    1,050,000   $    1,050   $        -     $     -    $       -   $        -   $  1,050
Shares issued during 2006
 at $0.20 per share           -           -      177,500          178            -           -       35,322            -     35,500
Shares subscribed             -           -            -            -       10,800           -            -            -     10,800
Subscription receivable       -           -            -            -            -      (2,700)           -            -     (2,700)
Net loss                      -           -            -            -            -           -            -       (6,598)    (6,598)
                          ------     ------   ----------   ----------   ----------     -------    ---------   ----------   --------
Balance as of
  May 31, 2006                -      $    -    1,227,500    $   1,228   $   10,800     $(2,700)   $  35,322   $   (6,598)  $ 38,052
                          ======     ======   ==========   ==========   ==========     =======    =========   ==========   ========
Net loss                      -           -            -           -             -           -            -       (7,067)    (7,067)
                          ------     ------   ----------   ----------   ----------     -------    ---------   ----------   --------
Balance as of
  June 30, 2006
  (unaudited)                 -      $    -    1,227,500   $    1,228   $   10,800     $(2,700)   $  35,322   $  (13,665)  $ 30,985
                          ======     ======   ==========   ==========   ==========     =======    =========   ==========   ========



The accompanying notes are an integral part of these financial statements.

                     Dragon Acquisition Corporation
                      (A Development Stage Company)
                         Statement of Cash Flows


                                                               Period from
                                                             March 10, 2006         Three Months ending
                                                               (inception)             June 30, 2006
                                                          Through June 30, 2006         (unaudited)
                                                          ---------------------     ------------------
Cash flows from operating activities
  Net loss                                                      $   (13,665)          $   (13,665)

  Adjustments to reconcile net loss
    to net cash provided by operating activities:
    Stock issued to founder for payment of formation costs            1,050                 1,050

  Changes in:

    Payable to affiliate                                              8,548                 8,548
    Accounts Payable                                                  2,067                 2,067
    Accrued Expenses                                                  2,000                 2,000
                                                                -----------           -----------
  Net cash provided by operating activities                               -                     -
                                                                -----------           -----------

Cash flows from investing activities                                      -                     -
                                                                -----------           -----------
  Net cash provided by investing activities                               -                     -
                                                                -----------           -----------
Cash flows from financing activities
  Proceeds from the sale of common stock                             35,500                35,500
                                                                -----------           -----------
Net cash provided by financing activities                            35,500                35,500
                                                                -----------           -----------
Net increase in cash                                                 35,500                35,500
Cash at beginning of the period                                           -                     -
                                                                -----------           -----------

Cash at end of the period                                       $    35,500           $    35,500
                                                                ===========           ===========

Supplemental disclosures of cash flow information:

Interest paid                                                   $         -           $         -
                                                                ===========           ===========
  Income taxes paid                                                       -                     -
                                                                ===========           ===========
Noncash Transaction -
  Accounts Receivable arising from Common Stock
    Subscribed                                                  $     8,100           $     8,100
                                                                ===========           ===========


The accompanying notes are an integral part of these financial statements.

                     Dragon Acquisition Corporation
                      (A Development Stage Company)
                     Notes to Financial Statements

NOTE 1 - Organization, Business and Operations

On March 10, 2006, Dragon Acquisition Corporation (the "Company") was formed in the Cayman Islands with the objective to acquire, or merge with, a foreign operating business.

At  June  30, 2006, the Company had not yet commenced operations.
All  activity  from March 10, 2006 ("Date of Inception")  through
June 30, 2006 relates to the Company's formation. The Company selected December 31 as its fiscal year-end.

The Company, based on its proposed business activities, is a "blank check" company. The Securities and Exchange Commission defines such a company as "a development stage company" as it either has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and has issued `penny stock,' as defined in Rule 3a51-1 under the Securities Exchange Act of 1934. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in its securities, either debt or equity, until the Company concludes a business combination with an operating entity.

The Company was organized to acquire a target company or business seeking the perceived advantages of being a publicly-held company and, to a lesser extent, that desires to employ the Company's funds in its business. The Company's principal business objective for the next 12 months and beyond will be to achieve long-term growth potential through a business combination rather than short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location. The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company.

NOTE 2 - Summary of Significant Accounting Policies

Basis of Presentation

These financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles in the United State of America, whereby revenues are recognized in the period earned and expenses when incurred. The Company also follows Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting for Development State Enterprises" in preparing its financial statements.

Statement of Cash Flows

For purposes of the statement of cash flows, we consider all highly liquid investments (i.e., investments which, when purchased, have original maturities of three months or less) to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Loss Per Common Share

Basic loss per common share is based on the weighted effect of common shares issued and outstanding, and is calculated by dividing net loss by the weighted average shares outstanding during the period. Diluted loss per common share is calculated by dividing net loss by the weighted average number of common shares used in the basic loss per share calculation plus the number of common shares that would be issued assuming exercise or conversion of all potentially dilutive common shares outstanding. The Company does not present diluted earnings per share for years in which it incurred net losses as the effect is antidilutive.

At June 30, 2006, there were no potentially dilutive common shares outstanding.

Income Taxes

Dragon Acquisition Corporation was registered as an Exempted Company in the Cayman Islands, and therefore, is not subject to Cayman Island income taxes for 20 years from the Date of Inception.
While the Company has no intention of conducting any business activities in the United States, the Company would be subject to United States income taxes based on such activities that would occur in the United States.

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." This statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. In assessing the realization of deferred tax assets, management considers whether it is likely that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during periods in which those temporary differences become deductible.

Fair Value of Financial Instruments

Our financial instruments consist of accounts receivable and a payable to an affiliate. We believe the fair value of our accounts receivable and payable reflects their carrying amounts.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

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NOTE 3 - Liquidity and Capital Resources

The Company has no revenues for the period from inception through June 30, 2006, and does not intend to realize revenues until the consummation of a merger with an operating entity. The Company's principal business objective for the next 12 months and beyond will be to achieve long-term growth potential through a business combination rather than short-term earnings. There can be no assurance that the Company will ever consummate the business combination; achieve or sustain profitability or positive cash flows from its operations, reduce expenses or sell common stock. To date, the Company has funded its formation activities primarily through issuances of its common stock and a payable to affiliate.

NOTE 4 - Payable to Affiliate, Accounts Payable, and Accrued
         Expenses

The Company has a payable to affiliate of $8,548 to a Founder of the Company. The payable is non-interest bearing and payable on demand. The Company has also accounts payable and accrued expenses relating to the formation of the Company for $2,067 and $2,000, respectively.

NOTE 5 - Common Stock

On April 10, 2006, the Company was formed with 1,050,000 shares of its restricted common stock issued at par value of $0.001 per share, for consideration of $1,050 to its founding shareholders. This stock, along with a payable issued to the founder of $5,548, were the basis of the funding of the Company's $6,598 in formation costs. On May 31, 2006, the Company sold 177,500 shares of its restricted common stock for $35,500. The restricted common stock was sold to 355 offshore private investors pursuant to a Private Placement Offering in lots of 500 shares each at
$0.20 per share. The Company also has shares subscribed to an additional 108 offshore private investors in lots of 500 restricted common shares each at $0.20 per share, resulting in an additional 54,000 shares subscribed as of May 31, 2006. The restricted common shares were sold pursuant to Regulation S under the Securities Act. No underwriting discounts or commissions were paid with respect to such sales. For the period from June 1, 2006 through June 30, funds from 81 of the offshore private investors totaling $8,100 for 40,500 of the additional shares subscribed had been received. All of the 54,000 shares subscribed have been issued by Septebmer 12, 2006.

NOTE 6 - Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, $0.001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At June 30, 2006, there was no preferred stock issued or outstanding.

NOTE 7 - Commitments and Contingencies

The Company may become subject to various claims and litigation. The Company vigorously defends its legal position when these matters arise. The Company is not a party to, nor the subject of, any material pending legal proceeding nor to the knowledge of the Company, are any such legal proceedings threatened against the Company.

                           SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be singed on its behalf by the undersigned, thereunto duly authorized.


                                  DRAGON ACQUISITION CORPORATION


Date: September 13, 2006          By: /s/ Joseph Rozelle
      ------------------             ---------------------------
                                     Name:  Joseph Rozelle
                                     Title: President




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